    As filed with the Securities and Exchange Commission on October 1, 1996
                                             Registration No. __________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              RASTER GRAPHICS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                        94-3046090
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                              3025 ORCHARD PARKWAY
                               SAN JOSE, CA 95134
                    (Address of principal executive offices)

                             -----------------------

                             1988 STOCK OPTION PLAN
                                 1996 STOCK PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                        1996 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                  RAKESH KUMAR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              RASTER GRAPHICS, INC.
                              3025 ORCHARD PARKWAY
                               SAN JOSE, CA 95134
                                 (408) 232-4000
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                           Edmund S. Ruffin, Jr., Esq.
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                (415) 854-4488

                               Page 1 of 11 Pages
                           Exhibit Index on Page II-10
               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                  Proposed       Proposed Maximum
                                              Maximum Amount        Maximum          Aggregate         Amount of
                                             to be Registered   Offering Price    Offering Price     Registration
Title of Securities to be Registered                             Per Share                              Fee
-----------------------------------------------------------------------------------------------------------------
1988 STOCK OPTION PLAN
Common Stock,
$.001 par value..........................    1,351,386 Shares     $2.33 (1)       $ 3,148,729.30     $1,085.77

1996 STOCK PLAN
Common Stock,
$.001 par value..........................      757,900 Shares     $10.0625(2)     $ 7,626,368.70     $2,629.78

Common Stock,
$.001 par value..........................       42,100 Shares     $9.75 (3)       $   410,475.00     $  141.54

1996 EMPLOYEE STOCK PURCHASE PLAN
Common Stock,
$.001 par value..........................      400,000 Shares     $8.5531(4)      $ 3,421,250.00     $1,179.74

1996 DIRECTORS' STOCK OPTION PLAN
Common Stock,
$.001 par value..........................      100,000 Shares     $10.0625(2)     $ 1,006,250.00     $  346.98

Common Stock,
$.001 par value..........................       50,000 Shares     $8.00 (5)       $   400,000.00     $  137.93

             TOTAL                           2,701,386 Shares                     $16,013,073.00     $5,521.74
                                                                                  ==============     ==========


-----------------------
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on SEPTEMBER 15, 1996.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee. Computation based on the closing price of the Registrant's Common Stock on the day preceding the grant of such options.

(4) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on SEPTEMBER 15, 1996 multiplied by
        85%, which is the percentage of the trading purchase price applicable to purchases under such plan.

(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee. Computation based on the offering price of the Registrant's Common Stock to the public on the date of grant of such options.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on August 8, 1996 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act") which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b)      Not applicable

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on June 25, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.  Not applicable.

Item 5.           Interests of Named Experts and Counsel.  Not applicable.

Item 6.           Indemnification of Directors and Officers.

           Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

           The Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

           The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

           The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant intends to purchase insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

Item 7.    Exemption from Registration Claimed.  Not applicable.

Item 8.    Exhibits.

           Exhibit
           Number
           ------

            4.1*  1988 Stock Option Plan and forms of agreements thereunder.

            4.2*  1996 Stock Option Plan and form of Stock Option Agreement.

            4.3* 1996 Employee Stock Purchase Plan and form of Subscription Agreement.

            4.4* 1996 Directors' Stock Option Plan and form of agreement thereunder.

            5.1   Opinion of Venture Law Group, a Professional Corporation.

            23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

            23.2  Consent of Ernst & Young LLP, Independent Auditors (see p.
                  II-8)

            23.3 Consent of KPMG Peat Marwick LLP, Independent Auditors (see p. II-9).

            24.1  Powers of Attorney (see p. II-8).

* Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on August 8, 1996.

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of September, 1996.

                                RASTER GRAPHICS, INC.


                                By: /s/ RAKESH KUMAR
                                    -------------------------------------
                                    Rakesh Kumar
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rakesh Kumar and Dennis R. Mahoney and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution and resubstitution, and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                    Title                                       Date
           ---------                                    -----                                       ----

/s/  RAKESH KUMAR                        President, Chief Executive Officer and              September 27, 1996
--------------------------------           Chairman (Principal Executive Officer)
Rakesh Kumar

/s/  DENNIS R. MAHONEY                   Vice President and Chief Financial Officer          September 27, 1996
--------------------------------           (Principal Financial and Accounting
Dennis R. Mahoney                          Officer)


/s/  CHUCK EDWARDS                       Director                                            September 27, 1996
--------------------------------
Chuck Edwards

/s/  FRANK J. CAUFIELD                   Director                                            September 27, 1996
--------------------------------
Frank J. Caufield

/s/  PROMOD HAQUE                        Director                                            September 27, 1996
--------------------------------
Promod Haque

/s/  LUCIO L. LANZA                      Director                                            September 27, 1996
--------------------------------
Lucio L. Lanza

/s/  W. JEFFERS PICKARD                  Director                                            September 27, 1996
--------------------------------
W. Jeffers Pickard

/s/  DELBERT W. YOCAM                    Director                                            September 27, 1996
--------------------------------
Delbert W. Yocam

                                                                Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Stock Option Plan, 1996 Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Directors' Stock Option Plan of Raster Graphics, Inc. of our report dated February 23, 1996, except as to Note 12, as to which the date is August 5, 1996, with respect to the consolidated financial statements and schedule of Raster Graphics, Inc. included in its Registration Statement (Form S-1 No. 333-06617) filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
San Jose, California
September 26, 1996

                                                                  Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Raster Graphics, Inc. of our report dated November 11, 1994, relating to the statements of operations and cash flows of Onyx Graphics Corporation for the year ended September 30, 1994, which report appears in the Raster Graphics, Inc. Registration Statement No. 333-06617 dated August 8, 1996.



                                                       /s/ KPMG Peat Marwick LLP

Salt Lake City, Utah
September 27, 1996

                                INDEX TO EXHIBITS

Exhibit                                                                                Page
 Number                                                                                 No.
-------                                                                                ----
  4.1*   1988 Stock Option Plan and forms of agreements thereunder.
  4.2*   1996 Stock Plan and form of Stock Option Agreement.
  4.3*   1996 Employee Stock Purchase Plan and form of Subscription Agreement.
  4.4*   1996 Directors' Stock Option Plan and form of agreement thereunder.
  5.1    Opinion of Venture Law Group, a Professional Corporation.                      11
 23.1    Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1).
 23.2    Consent of Ernst & Young LLP, Independent Auditors (see p. II-8)
 23.3    Consent of KPMG Peat Marwick LLP, Independent Auditors (see p. II-9).
 24.1    Powers of Attorney (see p. II-7).

* Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended, filed with the Commission on August 8, 1996.